Filed Pursuant to Rule 424(b)(5)
Registration No. 333 - 158555

PROSPECTUS SUPPLEMENT
(to the prospectus dated May 5, 2009)

1,818,182 Shares of Common Stock and
Warrants to Purchase 818,181 Shares of Common Stock

          We are offering up to 1,818,182 shares of our common stock and warrants to purchase up to 818,181 shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants) directly to investors. Investors will receive warrants to purchase 727,272 shares of common stock at an exercise price of $2.10 per share for each share of common stock they purchase in this offering. The shares of common stock and warrants will be issued separately. In addition, we have agreed to issue to Rodman & Renshaw, LLC, as placement agent warrants to purchase the number of shares of common stock equal to 5.0% of the aggregate shares of common stock sold in this offering at an exercise price of 125% of the offering price described herein. See “Plan of Distribution” beginning on page S-4 of this prospectus supplement for more information regarding these arrangements. Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-2 of this prospectus supplement.

	Per Share	Total

Offering price	$1.650	$3,000,000.30
Placement agent fees	$0.099	$180,000.02
Proceeds, before expenses, to Pure Bioscience	$1.551	$2,820,000.28

Rodman & Renshaw, LLC is acting as the placement agent in this offering. The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus, nor is it required to sell any specific number or dollar amount of the securities offered hereby, but will use their reasonable efforts to sell the securities offered. We expect that delivery of the shares of common stock and warrants being offered under this prospectus supplement will be made to investors on or about September 4, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Rodman & Renshaw, LLC
The date of this prospectus supplement is September 1, 2009.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

          No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

          This prospectus supplement and the accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Each time we sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement, as amended, was filed with the SEC on May 6, 2009, and was declared effective by the SEC on May 8, 2009. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock and warrants being offered, the risks of investing in our common stock and the placement agent arrangements. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.

          If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the base prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

          Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us” and “our” refer to Pure Bioscience, a California corporation. We own the registered trademarks or trademark applications for PURE Bioscience®, Powered by SDC Ag+™, Staph Attack®, Staphacide®, Axenohl®, Axen®, Silvérion®, Kinderguard®, Cruise Control®, NutriPure™, Elderguard™, Critterguard™, Innovex®, RoachX®, AntX™, TrapX® and Medifier™, among others, and are in the process of registering certain other of our trademarks with the U.S. Patent and Trademark Office. We also register certain trademarks, tradenames and service marks in countries outside of the United States. All other trademarks, tradenames and service marks included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus, are the property of their respective owners.

PROSPECTUS SUMMARY

          This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-2 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Our Business

          We began as a provider of pharmaceutical water purification products for the pharmacy market. Our historical revenues were primarily derived from the Water Treatment business prior to its sale in May 2005; however, our business is now focused on investing in broader markets with novel, proprietary bioscience products based upon our flagship bioscience technology, silver dihydrogen citrate (“SDC”). SDC is an electrolytically generated source of stabilized ionic silver that can serve as the basis for a broad range of products in diverse markets. SDC liquid is colorless, odorless, tasteless, non-caustic and formulates well with other compounds. As a platform technology, our SDC-based antimicrobial is distinguished from competitors in the marketplace because of its efficacy and low toxicity. We are producing, and plan to expand the production of, pre-formulated, ready-to-use products for private label distribution, as well as varying strengths of SDC concentrate as an additive or raw material for inclusion in other companies’ products, including as an active pharmaceutical ingredient. In addition to SDC, we have obtained patent protection for ionic silver-based molecular entities that utilize 14 organic acids other than citric acid.

          We are at an early stage in the development and marketing of our bioscience technologies in highly competitive markets, and we anticipate that market acceptance of our novel technology may be a long term achievement. Even when our antimicrobial products have been approved by regulatory authorities and are available for commercial sale, there is often an extended period of time in which potential users formulate and test them before committing to significant purchases. Each formulation of our products requires regulatory approval for each respective jurisdiction in which it is sold, and in addition to competitive challenges, we believe that the investment necessary for us to research, test and obtain regulatory approvals for our antimicrobial products will continue to be significant. However, we believe we are in a position to accelerate additional regulatory approvals and negotiate distribution, development and marketing agreements for the inclusion of our SDC and related technology into multiple global products.

          We are seeking marketing and development partners in markets that we believe have broad potential for our new, proprietary bioscience products based initially upon our patented silver ion antimicrobial technologies. We are developing technology-based bioscience products, including our SDC-based antimicrobials, which we believe have the potential to provide best in class, non-toxic solutions to numerous global health challenges and represent innovative advances in diverse markets. We believe that our technologies are positioned to contribute significantly to today’s global trend toward industrial and consumer use of “green” products, while providing competitive advantages in efficacy and safety.

          We were incorporated in the state of California on August 24, 1992 under the name “Innovative Medical Services”. We changed our name to Pure Bioscience on October 6, 2003. Our principal executive offices are located at 1725 Gillespie Way, El Cajon, California, 92020. Our telephone number is (619) 596-8600. Our website is located at www.Purebio.com. The information found on, or accessible through, our website is not a part of this prospectus.

          Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us” and “our” refer to Pure Bioscience, a California corporation. We own the registered trademarks or trademark applications for PURE Bioscience®, Powered by SDC Ag+™, Staph Attack®, Staphacide®, Axenohl®, Axen®, Silvérion®, Kinderguard®, Cruise Control®, NutriPure™, Elderguard™, Critterguard™, Innovex®, RoachX®, AntX™, TrapX® and Medifier™, among others, and are in the process of registering certain other of our trademarks with the U.S. Patent and Trademark Office. We also register certain trademarks, tradenames and service marks in countries outside of the United States. All other trademarks, tradenames and service marks included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus, are the property of their respective owners.

The Offering

Common stock offered	Up to 1,818,182 shares at a purchase price of $1.65 per share.

Warrants to purchase common stock

For every share purchased, we will issue a warrant to the investors to purchase 0.4 shares of our common stock at an exercise price of $2.10 per share, as a result of which warrants to purchase up to an additional 727,272 shares of our common stock will be outstanding immediately following this offering. In addition, we will issue warrants to purchase up to an additional 90,909 shares of our common stock to Rodman & Renshaw, LLC, as placement agent, at an exercise price of $2.0625 per share.

Common stock to be outstanding immediately following this offering	Up to 34,126,148 shares, assuming none of the warrants are exercised.

Use of proceeds

For general corporate purposes, which may include the development and commercialization of our products and product candidates and the acquisitions of businesses, products, technologies or licenses that are complementary to our business. See “Use of Proceeds” on page S-14.

Investor warrant terms

The warrants issued to the investors will be issued at a price of $2.10 per share of common stock. The warrants issued to the investors will be exercisable upon the six month anniversary of their date of issuance for a period of five years.

Placement agent warrants

We have agreed to issue to Rodman & Renshaw, LLC, as placement agent, warrants to purchase the number of shares of common stock equal to 5.0% of the aggregate shares of common stock sold in this offering at an exercise price of 125% of the offering price described herein. The warrants issued to Rodman will be exercisable upon the six month anniversary of their date of issuance for a period of five years.

NASDAQ Capital Market Symbol	PURE

           The number of shares of our common stock to be outstanding immediately after this offering is based on 32,307,966 shares of our common stock outstanding as of August 31, 2009.

          The number of shares of our common stock outstanding immediately after this offering excludes:

•

Up to 727,272 shares of common stock issuable upon exercise of the warrants, with an exercise price of $2.10 per share, which are being offered to investors in the offering described in this prospectus supplement;

•	Up to 90,909 shares of common stock issuable upon exercise of the warrants, with an exercise price per share of $2.0625, issuable to the placement agent in connection with this offering;

•

Up to 1,411,725 shares of common stock issuable upon exercise of warrants outstanding on August 31, 2009, all of which are exercisable at prices ranging from $2.56 to $8.60 per share; 6,200,216 shares of common stock issuable upon exercise of options outstanding as of August 31, 2009, of which approximately 5,277,891 shares are exercisable; and

•	9,635,793 shares of common stock available for future grants under our stock option plans as of August 31, 2009.

RISK FACTORS

          Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should carefully consider the following risk factors as well as all other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result you could lose some or all of any investment you may have made or may make in our common stock.

You will experience immediate dilution in the book value per share of the common stock you purchase

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an assumed offering price to the public of $1.65 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.45 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We have a history of losses, and we may not achieve or maintain profitability

We had a loss $5,370,700 after taxes for the nine month period ended April 30, 2009, a loss of $6,540,300 after taxes for the fiscal year ended July 31, 2008, and a loss of $4,654,900 after taxes for the fiscal year ended July 31, 2007. As of April 30, 2009, we had an accumulated deficit of approximately $36.8 million. We may continue to have losses in the future. If the penetration into the marketplace of SDC is later than anticipated, revenue growth is slower than anticipated or operating expenses exceed expectations, it may take an unforeseen period of time to achieve or sustain profitability and we may never achieve or sustain profitability. Slower than anticipated revenue growth could force us to reduce research, testing, development and marketing of our technology and/or force us to reduce the size and scope of our operations, or cease operations altogether. If we do become profitable in future periods, we have an employment contract with our Chief Executive Officer and President which includes a provision for him to be paid an amount equal to 3% of our net income before taxes, if any. Such payments would reduce our profitability.

We do not yet have significant cash inflows from product sales or from other sources of revenue to offset our ongoing and planned investments in corporate infrastructure, research and development projects, regulatory submissions, business development activities, and sales and marketing, among other investments. These investments may not be successful. In addition, some of these investments cannot be postponed and we may be contractually or legally obligated to make them. In future periods we may need to seek additional capital through the issuance of debt, common stock, preferred stock, convertible securities or through other means, any one of which could reduce the value, perhaps substantially, of the common stock we have issued as of the date of this Report on Form 10-Q. We currently have no long-term debt, however the issuance of debt, common stock, preferred stock, or convertible securities in future periods, if any, could lead to the dilution of our existing shareholders. There is no guarantee that we would be able to obtain capital on terms acceptable to us, or at all. Insufficient funds could cause us to fail to execute our business plan, fail to take advantage of future opportunities, or fail to respond to competitive pressures or unanticipated customer requirements, and further may require us to delay, reduce or eliminate some or all of our research and product development programs, license to third parties the right to commercialize products or technologies that we would otherwise commercialize ourselves, or to reduce or cease operations.

The risks associated with our business may be more acute during periods of economic slowdown or recession. In addition to other consequences, these periods may be accompanied by decreased consumer spending generally, as well as decreased demand for, or additional downward pricing pressure on our products. Accordingly, any prolonged economic slowdown or a lengthy or severe recession with respect to either the U.S. or the global economy is likely to have a material adverse effect on our results of operations, financial condition and business prospects. As a result, given the current deterioration in U.S. and global economy, as well as the decreasing purchasing power of consumers and institutions, we expect that our business will continue to be adversely affected for so long as, and to the extent that, such adverse economic conditions exist.

If our efforts to achieve and maintain market acceptance of our core SDC technology are not successful, or we fail to obtain necessary governmental approvals, we are unlikely to attain profitability

We have invested a significant portion of our time and financial resources in the development and commercialization of our core SDC technology. Although we believe SDC has applications in multiple industries, we expect that sales of SDC will constitute a substantial portion, or all, of our revenues in future periods. Any material decrease in the overall level of sales or expected sales of, or the prices for, SDC, whether as a result of competition, change in customer demand, or any other factor, would have a materially adverse effect on our business, financial condition and results of operations.

We are marketing our new antimicrobial silver ion technology to industrial and consumer markets. These products have not yet been accepted into the marketplace, and may never be accepted. In addition, even if our products achieve market acceptance, we may not be able to maintain product sales or other forms of revenue over time if new products or technologies are introduced that are more favorably received than our products, are more cost-effective or otherwise render our products less attractive or obsolete. Other risks involved in introducing these new products include liability for product effectiveness and safety, and competition from existing or emerging sources. Additionally, government regulation in the U.S. and in other countries is a significant factor in the development, manufacturing and marketing of many of our products and in our ongoing research and development activities. All products derived from SDC require approval by government agencies prior to marketing or sale in the U.S. or overseas. Complying with applicable government regulations and obtaining necessary clearances or approvals can be time consuming and expensive, and there can be no assurance that regulatory review will not involve delays or other actions adversely affecting the marketing and sale of our products. For example, regulatory review of SDC by the U.S. EPA has historically been time consuming and expensive, due primarily, we believe, to the novel nature of our technology. While we cannot accurately predict such regulatory processes, we expect the review process to remain time consuming and expensive as we, or our partners, apply for approval to market new formulations or to make additional claims. We also cannot predict the extent or impact of future legislation or regulation in the U.S. or overseas.

Some of our new bioscience applications for healthcare markets, food preparation markets and agriculture markets will also require approval by government agencies prior to marketing or sale in the U.S. or overseas. Until we, or our partners, obtain approvals from the appropriate regulatory authorities for future potential product applications, if ever, we will not be able to market or sell such products, which would limit our revenues. Even after approval, if any, we will remain subject to changing governmental policies regulating antimicrobial products.

If we are not able to manage our anticipated growth effectively, we may not become profitable

We anticipate that expansion will continue to be required to address potential market opportunities for our SDC technology. There can be no assurance that our infrastructure will be sufficiently scalable to manage any future growth. There also can be no assurance that if we continue to expand our operations, management will be effective in expanding our physical facilities or that our systems, procedures or controls will be adequate to support such expansion. In addition, we will need to provide additional sales and support services to our partners if we achieve our anticipated growth with respect to the sale of our SDC technology for various applications. Failure to properly manage an increase in customer demands could result in a material adverse effect on customer satisfaction, our ability to perform on new contracts and on our operating results.

The industries in which we operate are heavily regulated and we may be unable to compete effectively

We are a bioscience company focused on the marketing and continued development of our electrolytically generated stabilized ionic silver technology, including our flagship SDC antimicrobial. While the rewards in these fields are potentially great, the risks, regulatory hurdles and costs of doing business in our target markets are high. Our SDC is a platform technology rather than a single use applied technology. As such, products developed from the platform fall under the jurisdiction of multiple U.S. and international regulatory agencies. We currently have U.S. EPA registration for our 2400-parts per million (ppm) technical grade SDC concentrate (trade name Axenohl), as well as for our Axen and Axen30 hard surface disinfectant products for commercial, industrial and consumer applications including restaurants, homes and medical facilities. We intend to fund and manage additional U.S. EPA-regulated product development internally, in conjunction with our regulatory consultants and potentially by partnering with other third parties. We are also partnering, or intend to partner, with third parties who are seeking, or intend to seek, approvals to market SDC-based products in markets outside the U.S. However, the introduction of additional regulated antimicrobial products in the U.S. or in markets outside the U.S. could take several years, or may never be achieved. In addition, doing business internationally carries a great deal of risk with regard to foreign government regulation, banking, currency fluctuation, and many other factors.

We are subject to intense competition

Our silver ion and other products compete in highly competitive markets dominated by extremely large, well financed domestically and internationally recognized chemical and pharmaceutical companies. Many of our competitors have greater financial resources than we do in the areas of sales, marketing, branding and product development and we expect to face additional competition from these competitors in the future. Many of our competitors already have well established brands and distribution. Focused competition by chemical and pharmaceutical giants could substantially limit or eliminate our potential market share and ability to profit from our products and technologies. Our ability to compete will depend upon our ability, and the ability of our distributors and other partners, to develop brand recognition and novel distribution methods, and to displace existing, established and future products in our relevant target markets. We or our partners or distributors may not be successful in doing so.

We rely on a small number of key supply ingredients in order to manufacture our products

All of the supply ingredients used to manufacture our products are readily available from multiple suppliers. However, commodity prices for these ingredients can vary significantly and the margins that we are able to generate could decline if prices rise. For example, both silver and citric acid prices have risen recently. A decision is expected imminently by the European Commission on an antidumping action against Chinese citric acid producers, a dominant force in the global citric acid market, which has caused global citric acid price increases in anticipation of antidumping duties that the European Commission could impose on Chinese producers. Any measures could be followed by similar action from the authorities in the U.S. In many of our distribution and development agreements, we are unable to raise our product prices to our customers quickly to maintain our margins, and significant price increases for key inputs would therefore have an adverse effect on our results of operations.

If we are unable to successfully develop or commercialize new applications of our SDC technology, our operating results will suffer

In addition to its use on inanimate surfaces, we believe that our SDC technology also shows promise as a broad-spectrum antimicrobial for use in human and veterinary healthcare products. We plan to pursue additional U.S. EPA and FDA regulatory approvals for other applications. We have entered into agreements with FTA Therapeutics for the development and commercialization of certain FDA regulated SDC-based products. However, we do not exercise any control over these development partners. FTA’s resources are limited and progress to date on all indications has been slow. The FDA and comparable agencies in many foreign countries impose substantial limitations on the introduction of new products through costly and time-consuming laboratory and clinical testing and other procedures. The process of obtaining FDA and other required regulatory approvals is lengthy, expensive and uncertain. There is no guarantee that either our existing or any other potential partner, or we, will be able to obtain the resources necessary to further develop our technology or obtain regulatory approvals, or that the products will be successful in meeting the strict criteria imposed by the FDA. It may be several years before we, or any third party to whom we grant rights to use our silver ion technologies, are able to introduce any FDA regulated antimicrobial pharmaceutical products containing our technology. Such products may never achieve regulatory approval and may never be commercialized. If they are commercialized, we may not receive a share of future revenues that provides an adequate return on our historical or future investment.

Our ability to generate increased revenue depends in part upon the ability and willingness of our current and potential strategic partners in both FDA and non-FDA environments to increase awareness of our solution to their customers and provide implementation services. If our strategic partners fail to increase awareness of our solution or to assist us in getting access to decision-makers, then we may need to increase our marketing expenses, change our marketing strategy or enter into marketing relationships with different parties, any of which could impair our ability to generate increased revenue or to generate profits from our technology.

Because we are an early stage company, it is difficult to evaluate our prospects, our financial results may fluctuate and these fluctuations may cause our stock price to fall

Since acquiring the rights to our SDC technology, we have encountered and likely will continue to encounter risks and difficulties associated with new and rapidly evolving markets. These risks include the following, among others:

•	we may not increase our sales to our existing customers and expand our customer base;

•	we may not succeed in maintaining and expanding our current sales and in penetrating other markets and applications of our SDC technology;

•	we may not establish and maintain effective marketing programs and continue to build our brand identity;

•	we may not attract and retain key business development, technical and management personnel;

•	we may not succeed in locating strategic partners and licensees of our technology; and

•	we may not effectively manage our anticipated growth.

In addition, because of our limited operating history and the early stage of the market for our SDC technology, we have limited insight into trends that may emerge and affect our business. Forecasting future revenues is difficult, especially since our technology is novel and we are at the early stages of the adoption of the technology. Market acceptance of our products may change rapidly. In addition, our customer base is highly concentrated. Fluctuations in the buying patterns of our current or potential customers for any reason, could significantly affect the level of our sales on a period to period basis. As a result, our financial results could fluctuate to an extent that may not meet market expectations and that also may adversely affect our stock price. There are a number of other factors that could cause our financial results to fluctuate unexpectedly, including product sales, the mix of product sales, the cost of product sales, the achievement and timing of research and development and regulatory milestones, changes in expenses, including non-cash expenses such as the fair value of stock options granted, and manufacturing or supply issues, among other issues.

We have no product distribution experience and we expect to rely on third parties who may not successfully sell our products

We have no product distribution experience and currently rely and plan to rely primarily on product distribution arrangements with third parties, including our collaborators. We also plan to license our technology to certain third parties for commercialization of certain applications. We expect to enter into additional distribution agreements and licensing agreements in the future, and we may not be able to enter into these additional agreements on terms that are favorable to us, if at all. In addition, we may have limited or no control over the distribution activities of these third parties. These third parties could sell competing products and may devote insufficient sales efforts to our products. As a result, our future revenues from sales of our products, if any, will depend on the success of the efforts of these third parties.

If we are unable to obtain, maintain or defend patent and other intellectual property ownership rights relating to our technology, we may not be able to develop and market products based on our technology, which would have a material adverse impact on our results of operations and the price of our common stock

We rely and expect in the future to rely on a combination of patent, trademark, trade secret and copyright law, and contractual restrictions to protect the proprietary aspects of our technology and business. These legal protections afford only limited protection for our intellectual property and trade secrets. Despite efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our proprietary technology or otherwise obtain and use information that we regard as proprietary. As a result, we cannot be assured that our means of protecting our proprietary rights will be adequate.

We have filed for U.S. and foreign patent applications and trademark registrations for our patents and trademarks. We may not be successful in obtaining these patents and trademarks, and we may be unable to obtain additional patent and trademark protection in the future. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. It is possible that, despite our efforts, competitors or others will create and use products in violation of our patents and/or adopt service names similar to our service names or otherwise misappropriate our intellectual property. Such patent infringement or misappropriation could have a material adverse effect on our business. Any unauthorized production of our SDC-based products, whether in the U.S. or overseas, would or could reduce our own sales of SDC-based products, thereby reducing, perhaps significantly, our actual or potential profits. Adopting similar names and trademarks by competitors could lead to customer confusion. Any claims or customer confusion related to our trademarks could negatively affect our business.

Litigation may be necessary to enforce our intellectual property rights and protect our trade secrets. If third parties prepare and file applications in the U.S. or other countries that claim trademarks used or registered by us, we may oppose those applications and may be required to participate in proceedings before the regulatory agencies who determine priority of rights to such trademarks. Any litigation or adverse priority proceeding could result in substantial costs and diversion of resources, and could seriously harm our business and operating results. If we are found to have violated the trademark, trade secret, copyright, patent or other intellectual property rights of others, such a finding could result in the need to cease use of a trademark, trade secret, copyrighted work or patented invention in our business and the obligation to pay a substantial amount for past infringement. It could also be necessary for us to pay a substantial amount in the future if the rights holders are willing to permit us to continue to use the intellectual property rights. Either having to cease use or pay such amounts could make us much less competitive and could have a material adverse impact on our business, operating results and financial condition.

To the extent that we operate internationally, the laws of foreign countries may not protect our proprietary rights to the extent as do the laws of the U.S. Many countries have a “first-to-file” trademark registration system. As a result, we may be prevented from registering or using our trademarks in certain countries if third parties have previously filed applications to register or have registered the same or similar trademarks. Our means of protecting our proprietary rights may not be adequate, and our competitors could independently develop similar technology.

We may become subject to product liability claims

As a business which manufactures and markets products for use by consumers and institutions, we may become liable for any damage caused by our products, whether used in the manner intended or not. Any such claim of liability, whether meritorious or not, could be time-consuming and/or result in costly litigation. Although we maintain general liability insurance, our insurance may not cover potential claims of the types described above and may not be adequate to indemnify for all liabilities that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could harm our business and operating results, and you may lose some or all of any investment you have made, or may make, in our common stock.

Litigation may harm our business or otherwise distract our management

Substantial, complex or extended litigation could cause us to incur major expenditures and distract our management. For example, lawsuits by employees, former employees, shareholders, partners, customers, or others, could be very costly and substantially disrupt our business. Such lawsuits could from time to time be filed against either the Company or our officers and directors, who are or may be indemnified by the Company for their actions in their capacity as officers and directors. Such lawsuits are not uncommon, and we cannot assure you that we will always be able to resolve such legal disputes on terms favorable to the Company.

Maintaining compliance with our obligations as a public company may strain our resources and distract management, and if we do not remain compliant our stock price may be adversely affected

Our common stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is therefore subject to the information, proxy solicitation, insider trading and other restrictions and requirements of the SEC under the Exchange Act. The SEC continues to issue new and proposed rules, and complying with existing and new rules results in significant costs to us of being a public company, including substantial costs during the fiscal year ending July 31, 2009 and in future years. In addition, in April 2008 we obtained a listing of our common stock on the NASDAQ Capital Market, adding the additional cost and administrative burden of maintaining such a listing. These additional regulatory costs and requirements will reduce our future profits or increase our future losses, and a greater proportion of management time and effort will be needed to meet our regulatory obligations than before.

We are required to evaluate our internal controls systems in order to allow management to report on our internal controls as required by Section 404 of the Sarbanes-Oxley Act. Based on the market capitalization of our common stock at January 31, 2009, we met the defined requirements for remaining an accelerated filer, which require us to attest to, and have our Independent Registered Public Accounting Firm attest to, our internal controls. We are also required to file our annual and quarterly reports with the Securities and Exchange Commission (“SEC”) on an accelerated basis. Recent SEC pronouncements suggest that in the next several years we may be required to report our financial results using new International Financial Reporting Standards, replacing U.S. GAAP, which would require us to make significant investments in training, hiring, consulting and information technology, among other investments. All of these and other reporting requirements and heightened corporate governance obligations that we will face or are already facing will further increase the cost to us, perhaps substantially, of remaining compliant with our obligations under the Exchange Act and the Sarbanes-Oxley Act. In order to meet these incremental obligations, we will need to invest in our corporate and accounting infrastructure and systems, and acquire additional services from third party advisors. As a result of these requirements and investments, we will incur significant additional expenses and will suffer a significant diversion of management’s time. There is no guarantee that we will be able to continue to meet these obligations in a timely manner, and we could therefore be subject to sanctions or investigation by regulatory authorities such as the SEC or the NASDAQ Capital Market. Any such actions could adversely affect our financial results and the market price of our common stock, perhaps significantly.

Our publicly-filed reports are reviewed from time to time by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our common stock

The reports of publicly-traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required, pursuant to the Sarbanes-Oxley Act of 2002, to undertake a comprehensive review of a company’s reports at least once every three years. SEC reviews may be initiated at any time. While we believe that our previously filed SEC reports comply, and we intend that all future reports will comply in all material respects, with the published rules and regulations of the SEC, we could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our common stock.

We are dependent on our management team, and the loss of any key member of this team may prevent us from achieving our business plan in a timely manner

Our success depends largely upon the continued services of our executive officers and other key personnel. Our executive officers and key personnel could terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on our executive officers or other employees, other than Michael L. Krall, our President and Chief Executive Officer. The policy we have on Mr. Krall would likely not provide a benefit sufficient to offset the financial losses resulting from the loss of Mr. Krall’s future services. The loss of one or more of our key employees could seriously harm our business, results of operations and financial condition. We cannot assure you that in such an event we would be able to recruit qualified personnel able to replace these individuals in a timely manner, or at all, on acceptable terms.

Because competition for highly qualified business development and bioengineering personnel is intense, we may not be able to attract and retain the employees we need to support our planned growth

To successfully meet our objectives, we must continue to attract and retain highly qualified business development and bioengineering personnel with specialized skill sets focused on our industry. Competition for qualified business development and bioengineering personnel can be intense. Our ability to meet our business development objectives will depend in part on our ability to recruit, train and retain top quality people with advanced skills who understand our industry. In addition, it takes time for our new business development personnel to become productive, particularly with respect to obtaining major customer accounts. If we are unable to hire or retain qualified business development and bioengineering personnel, it will be difficult for us to sell our products or to license our technology, and we may experience a shortfall in revenue and not achieve our anticipated growth.

Anti-takeover provisions under our charter documents and California law could delay or prevent a change of control and could also limit the market price of our stock

Certain provisions of our charter and by-laws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer, or proxy contest involving us that is not approved by our Board of Directors (the “Board”), even if such events may be beneficial to the interests of shareholders. For example, our Board, without shareholder approval, has the authority and power to issue all authorized and unissued shares of common stock which have not otherwise been reserved for issuance, on such terms as the Board determines. The Board could also issue 5,000,000 shares of preferred stock and such preferred stock could have voting or conversion rights which could adversely affect the voting power of the holders of our common stock. In addition, California law contains provisions that have the effect of making it more difficult for others to gain control of the Company.

Our management and our Board of Directors has significant influence over our direction and policies, and may be able to delay or prevent a change of control of our Company, which could adversely affect our stock price

As of June 5, 2009, Michael L. Krall, our President and Chief Executive Officer, beneficially owned, including exercisable options, approximately 6.3% of our common stock. As of the same date, our directors and officers as a group beneficially owned, including exercisable options and warrants, approximately 19.7% of our common stock. As a result, our management, and Mr. Krall in particular, are in a position to significantly influence our direction and policies, the election of our Board, and the outcome of any other matters requiring shareholder approval. This concentration of ownership may harm the market price of our common stock by, among other things:

•	delaying, deferring, or preventing a change in control of our Company;

•	impeding a merger, consolidation, takeover, or other business combination involving our Company; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

The price of our common stock may be volatile, which may cause investment losses for our shareholders

Since our initial public offering in August 1996, the price and trading volume of our common stock have been highly volatile. The price has ranged from below $1 per share to over $8 per share, and the monthly trading volume has varied from under 200,000 shares to over 7.8 million shares. During the twelve months prior to June 5, 2009, the closing price of our common stock on any given day has ranged from $1.69 to $8.50 per share, and the monthly trading volume has varied from approximately 1.2 million shares to approximately 4.9 million shares. In the future, the market price of our common stock may be volatile and could fluctuate substantially due to many factors, including:

•	actual or anticipated fluctuations in our results of operations;

•	the introduction of new products or services, or product or service enhancements by us or our competitors;

•	developments with respect to our or our competitors’ intellectual property rights or regulatory approvals or denials;

•	announcements of significant acquisitions or other agreements by us or our competitors;

•	the sale by us of our common or preferred stock or other securities, or the anticipation of sales of such securities;

•	sales or anticipated sales of our common stock by our insiders (management and directors);

•	the trading volume of our common stock, particularly if such volume is light;

•	conditions and trends in our industry;

•	changes in our pricing policies or the pricing policies of our competitors;

•	changes in the estimation of the future size and growth of our markets and, among other factors;

•	general economic conditions.

In addition, the stock market in general, the NASDAQ Capital Market, and the market for shares of novel technology and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, the market prices of bioscience companies have been unusually volatile in recent months, and many economists expect such unusual volatility to continue for the foreseeable future. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, shareholder derivative lawsuits and securities class action litigation have often been instituted against that company. Such litigation, if instituted against the Company or our officers and directors, could result in substantial costs and a diversion of management’s attention and resources. In addition, this volatility could adversely affect an investor’s ability to sell shares of our common stock and/or the available price for such shares, and could result in lower prices being available to an investor if the investor wishes to sell their shares at any given time.

Our future capital needs are uncertain, and we may need to raise additional funds in the future which may not be available on acceptable terms or at all

Our capital requirements will depend on many factors, including:

•	acceptance of, and demand for, our products;

•	the success of strategic partners in selling our products;

•	the costs of further developing our existing, and developing new, products or technologies;

•	the extent to which we invest in new technology and product development;

•	the number and timing of acquisitions and other strategic transactions; and

•	the costs associated with the continued operation, and any future growth, of our business.

Our existing sources of cash and cash flows may not be sufficient to fund our activities. As a result, we may need to raise additional funds, and such funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or convertible debt securities to raise additional funds, our existing shareholders may experience dilution, and the new equity or debt securities may have rights, preferences, and privileges senior to those of our existing shareholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization. If we cannot raise funds on acceptable terms, we may need to scale back our expenditures through reductions in our workforce and operations, and we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated consumer requirements.

We may not be able to maintain our NASDAQ listing

In April 2008, we obtained a listing for our common stock on the NASDAQ Capital Market. In order to maintain our listing, we will need to continue to meet certain minimum listing standards that include, or may include, our shareholders’ equity, the market value of our listed or publicly held securities, the number of publicly held shares, our net income, a minimum bid price for our common stock, the number of shareholders, the number of market makers, and certain of our corporate governance policies. If we fail to maintain the standards required now or in future by the NASDAQ Capital Market, our common stock could be delisted from the NASDAQ Capital Market. Such delisting could cause our stock to be classified as “penny stock,” among other potentially detrimental consequences, any of which could significantly impact your ability to sell your shares or to sell your shares at a price that you may deem to be acceptable.

If outstanding options and warrants to purchase shares of our common stock are exercised, or if other remaining authorized shares of our common stock are issued, the interests of our shareholders could be diluted

Prior to this offering, we had approximately 8,056,241 shares of common stock reserved for issuance, which includes shares under equity compensation plans, vested and unvested options, and warrants. These shares have a weighted-average exercise price of approximately $2.26. In addition, approximately 7,817,611 authorized shares of our common stock remain available for future issuance under equity compensation plans or otherwise. The exercise of options and warrants, and the sale of shares underlying such options or warrants, could have an adverse effect on the market for our common stock, including the price that an investor could obtain for their shares. Investors may experience dilution in the net tangible book value of their investment upon the exercise of outstanding options and warrants granted under our stock option plans, and options and warrants yet to be granted or issued.

We may not be able to utilize all of, or any of, our tax net operating loss carry-forwards and our future after-tax earnings, if any, could be reduced

At April 30, 2009, we had federal and California tax net operating loss carry-forwards of approximately $40,316,600 and $30,146,800 respectively. The difference between federal and California tax loss carry-forwards is primarily due to limitations on California loss carry-forwards.

Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code as well as similar state provisions. These ownership changes may limit the amount of net operating loss carry-forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 of the Internal Revenue Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company’s formation, we have raised capital through the issuance of capital stock on several occasions (both before and after our initial public offering in 1996) which, combined with the purchasing shareholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition. While we believe that the Company has not experienced an ownership change, the pertinent tax rules related thereto are complex and subject to varying interpretations, and thus complete assurance cannot be provided that the taxing authorities would not take an alternative position.

In addition, our U.S. federal tax loss carry-forwards will begin expiring in the year ending July 31, 2017 unless previously utilized, and will completely expire in the year ending July 31, 2028. The California tax loss carry-forwards will begin to expire in the year ending July 31, 2013 and will completely expire in the year ending July 31, 2018. If we are unable to earn sufficient profits to utilize the carry-forwards by these dates, they will no longer be available to offset future profits, if any.

We may never pay dividends

We have never paid any cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. The future payment of dividends on our common stock, if any, is dependent on the discretion of our Board, our earnings, our financial condition and other business and economic factors which our Board may consider relevant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

          In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in this prospectus supplement. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully both this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” in the accompanying prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

          Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

          We estimate that the net proceeds from the sale of the securities offered pursuant to this prospectus, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $2,750,000, based on the offering price of $1.65 per share of Common Stock and after deducting the estimated offering expenses payable by us.

          We expect to use the net proceeds from this offering for general corporate purposes, which may include the development and commercialization of our products and product candidates and the acquisitions of businesses, products, technologies or licenses that are complementary to our business.

          The amounts and timing of our actual expenditures will depend upon numerous factors, including the status of our development and commercialization efforts, the amount of proceeds actually raised in this offering, the amount of cash generated through our existing strategic collaborations and any additional strategic collaborations into which we may enter. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering.

          Until the funds are used as described above, we intend to invest the net proceeds from this offering in interest-bearing, investment grade securities.

DILUTION

          Our net tangible book value as of April 30, 2009 was approximately $3,791,000, or $0.12 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of April 30, 2009.

          After giving effect to our sale of 1,818,182 shares of our Common Stock in this offering at the offering price of $1.65 per share (preliminarily attributing no value to the warrant included with each share of our Common Stock) and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of April 30, 2009 would have been approximately $6,541,000, or $0.20 per share. This represents an immediate increase in net tangible book value of $0.08 per share to existing shareholders and immediate dilution in net tangible book value of $1.45 per share to new investors participating in this offering at the offering price.

        The following table illustrates this dilution on a per share basis:

Offering price per share		$1.65

Net tangible book value per share as of April 30, 2009	$0.12
Increase per share attributable to new investors	0.08

As adjusted net tangible book value per share after this offering		0.20

Dilution per share to new investors		$1.45

        The above discussion and table are based on 30,809,325 shares of common stock issued and outstanding as of April 30, 2009 and exclude:

•	Up to 727,272 shares of common stock issuable upon exercise of the warrants, with an exercise price of $2.10 per share, which are being offered to investors in the offering described in this prospectus supplement;

•	Up to 90,909 shares of common stock issuable upon exercise of the warrants, with an exercise price per share of $2.0625 per share, issuable to the placement agent in connection with this offering;

•	1,418,441 shares of common stock issued pursuant to a registered direct offering which closed on May 28, 2009, warrants to purchase 496,452 shares of our common stock at an exercise price of $2.37, and warrants to purchase 70,922 shares of our common stock at an exercise price of $2.64 per share, each issued in connection with the same offering;

•	Up to 844,351 shares of common stock issuable upon exercise of warrants outstanding on April 30, 2009, all of which are exercisable at prices ranging from $2.56 to $8.60 per share; 5,812,466 shares of common stock issuable upon exercise of options outstanding as of April 30, 2009, of which approximately 5,582,891 shares are exercisable; and

•	7,009,523 shares of common stock available for future grants under our stock option plans as of April 30, 2009.

          To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

          In this offering, we are offering a maximum of 1,818,182 shares of common stock and warrants to purchase an additional 818,181 shares of common stock. Investors will receive warrants to purchase 0.4 shares of common stock at an exercise price of $2.10 per share for each share of common stock they purchase in this offering. In addition, Rodman & Renshaw, LLC, as our placement agent, will receive 90,909 warrants at an exercise price of $2.0625 per share. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

          The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 6 of the accompanying prospectus.

Warrants

          The warrants offered in this offering will be issued pursuant to a purchase agreement between each of the purchasers and us. You should review a copy of the form of purchase agreement and the form of warrant, each of which has been filed by us as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. In addition, Rodman & Renshaw, LLC, as our placement agent, will receive warrants pursuant to a placement agency agreement (as described below under “Plan of Distribution”). The following is a brief summary of the material terms of the warrants and is subject in all respects to the provisions contained in the warrants.

          Exercisability. Holders may exercise the warrants following the original issuance of the warrants and at any time after the six month anniversary of such original issuance of the warrants up to the date that is five years from the date the warrants become exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

          Cashless Exercise. If at any time during the warrant exercisability period there is no effective registration statement registering the issuance of the shares of common stock issuable upon exercise of the warrants, each holder may, at its election, effect a cashless exercise of the warrants (in whole or in part) by surrendering the warrants to us together with delivery to us of a duly executed exercise notice, by canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

          Exercise Price. The exercise price per share of common stock purchasable upon exercise of the investor warrants is $2.10 per share of common stock being purchased, and of the placement agent warrants is $2.0625 per share. The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

          Transferability. Subject to applicable laws and the restriction on transfer set forth in the warrant purchase agreements, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

          Exchange Listing. We do not plan on making an application to list the warrants on the NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system.

          Fundamental Transactions. In the event of any fundamental transaction, as described in the warrants and generally including any capital reorganization, reclassification of our capital stock, consolidation, or merger with another entity in which we are not the survivor, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or any person or group acquiring more than 50% of the outstanding shares of our common stock (or more than 50% of our voting power) whether by tender offer or otherwise, then the successor entity will assume all of our obligations under the warrants (and we may not enter into any such fundamental transaction unless the successor entity assumes the warrants). Prior to the consummation of any fundamental transaction pursuant to which holders of shares of our common stock are entitled to receive securities or other assets with respect to or in exchange for such shares of common stock, we will make appropriate provision to insure that the holders of the warrants will thereafter have the right to receive upon exercise of the warrants such shares of stock, securities, cash, assets or other property which the holders would have been entitled to receive upon the happening of such fundamental transaction had the warrants been exercised immediately prior to such fundamental transaction. Additionally, upon certain fundamental transactions which have the effect of taking the Company private, the holders shall have the right to have their warrants repurchased by the Company.

          Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

          Waivers and Amendments. Any term of a warrant may be amended or waived with our written consent and the written consent of the holders holding at least sixty seven percent of the warrant shares issuable upon exercise of all then outstanding warrants issued in this offering.

PLAN OF DISTRIBUTION

           We have entered into a placement agency agreement with Rodman & Renshaw, LLC pursuant to which Rodman & Renshaw, LLC is acting as our non-exclusive placement agent to arrange for the sale to qualified investors of up to 1,818,182 shares and warrants to purchase up to 727,272 shares we are offering to investors by this prospectus supplement. The placement agent has no obligation to buy any of the common stock and warrants from us, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the common stock and warrants.

          We currently anticipate the closing of the sale of the common stock and warrants on or about September 4, 2009. On such closing date, the following will occur:

•

we will receive funds in the amount of the aggregate purchase price of the securities being sold by us on such closing date, less the amount of the placement agent’s fee we are paying to the placement agent;

•	we will deliver the warrants being sold on such closing date in certificated form and shares of common stock being sold on such closing date in book-entry form; and

•	we will pay Rodman & Renshaw, LLC a placement agent fee in accordance with the terms of the placement agency agreement.

        We have agreed to pay the placement agent a cash fee equal to 6.0% of the gross proceeds of the offering, reimburse certain expenses of the placement agent incurred in connection with the offering, and to issue the placement agent warrants to purchase the number of shares of common stock equal to 5.0% of the aggregate shares of common stock sold in this offering at an exercise price of 125% of the offering price described herein. As a result, assuming all of the securities offered pursuant to this prospectus supplement are issued and sold by us, we will pay the placement agent a cash fee equal to approximately $180,000 and issue the placement agent warrants to purchase an aggregate of 90,909 shares of common stock. The warrants issued to the placement agent will be substantially identical to the warrants offered by this Prospectus Supplement, except that the warrants issued to the placement agent will have an exercise price per share of $2.0625. In no event will the maximum commission or discount to be received by any Financial Industry Regulatory Authority (FINRA) member or independent broker-dealer exceed 8% for the sale of the securities registered herein.

        We may sell substantially fewer than 1,818,182 Shares of Common Stock and warrants to purchase 727,272 shares of common stock, in which case our net proceeds would be substantially reduced and the total fee payable to the placement agent may be substantially less than the maximum total set forth above.

        The placement agent warrants to be issued to Rodman & Renshaw, LLC at closing will be restricted from exercise or transfer for a period of six months as provided by FINRA Rule 5110(g).

          We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising and liabilities arising from breaches of representations and warranties contained in the placement agency agreement or other offering documents. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

          The placement agency agreement with the placement agent will be filed as an exhibit to a Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

          The placement agent may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of its business, but we have no present arrangements or understandings to do so.

          The transfer agent for our common stock is Computershare Trust Company, N.A. Its address is 350 Indiana Street, Suite 800, Golden, Colorado 90401, and its telephone number is (303) 262-0600.

          Our common stock is listed on the NASDAQ Capital Market under the symbol “PURE.”

LEGAL MATTERS

          The validity of the securities offered by this prospectus supplement will be passed upon for us by Morrison & Foerster LLP, San Diego, California.

PROSPECTUS

PURE BIOSCIENCE
$15,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

          From time to time, we may offer up to $15,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

          We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

          Our common stock is traded on the NASDAQ Capital Market under the symbol “PURE.” On April 9, 2009, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.95. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

          On May 4, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was $67,570,592. We have not previously offered pursuant to General Instruction I.B.6. of Form S-3 any securities during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

          Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

          This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

          The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, and/or various series of warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $15,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

          You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

          This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

PURE BIOSCIENCE

          We began as a provider of pharmaceutical water purification products for the pharmacy market. Our historical revenues were primarily derived from the Water Treatment business prior to its sale in May 2005; however, our business is now focused on investing in broader markets with novel, proprietary bioscience products based upon our flagship bioscience technology, silver dihydrogen citrate (“SDC”). SDC is an electrolytically generated source of stabilized ionic silver that can serve as the basis for a broad range of products in diverse markets. SDC liquid is colorless, odorless, tasteless, non-caustic and formulates well with other compounds. As a platform technology, our SDC-based antimicrobial is distinguished from competitors in the marketplace because of its efficacy and low toxicity. We are producing, and plan to expand the production of, pre-formulated, ready-to-use products for private label distribution, as well as varying strengths of SDC concentrate as an additive or raw material for inclusion in other companies’ products, including as an active pharmaceutical ingredient. In addition to SDC, we have obtained patent protection for ionic silver-based molecular entities that utilize 14 organic acids other than citric acid.

          We are at an early stage in the development and marketing of our bioscience technologies in highly competitive markets, and we anticipate that market acceptance of our novel technology may be a long term achievement. Even when our antimicrobial products have been approved by regulatory authorities and are available for commercial sale, there is often an extended period of time in which potential users formulate and test them before committing to significant purchases. Each formulation of our products requires regulatory approval for each respective jurisdiction in which it is sold, and in addition to competitive challenges, we believe that the investment necessary for us to research, test and obtain regulatory approvals for our antimicrobial products will continue to be significant. However, we believe we are in a position to accelerate additional regulatory approvals and negotiate distribution, development and marketing agreements for the inclusion of our SDC and related technology into multiple global products.

          We are seeking marketing and development partners in markets that we believe have broad potential for our new, proprietary bioscience products based initially upon our patented silver ion antimicrobial technologies. We are developing technology-based bioscience products, including our SDC-based antimicrobials, which we believe have the potential to provide best in class, non-toxic solutions to numerous global health challenges and represent innovative advances in diverse markets. We believe that our technologies are positioned to contribute significantly to today’s global trend toward industrial and consumer use of “green” products, while providing competitive advantages in efficacy and safety.

          We were incorporated in the state of California on August 24, 1992 under the name “Innovative Medical Services”. We changed our name to Pure Bioscience on October 6, 2003. Our principal executive offices are located at 1725 Gillespie Way, El Cajon, California, 92020. Our telephone number is (619) 596-8600. Our website is located at www.Purebio.com. The information found on, or accessible through, our website is not a part of this prospectus.

          Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us” and “our” refer to Pure Bioscience, a California corporation. We own the registered trademarks or trademark applications for PURE Bioscience®, Powered by SDC Ag+™, Staph Attack®, Staphacide®, Axenohl®, Axen®, Silvérion®, Kinderguard®, Cruise Control®, NutriPure™, Elderguard™, Critterguard™, Innovex®, RoachX®, AntX™, TrapX® and Medifier™, among others, and are in the process of registering certain other of our trademarks with the U.S. Patent and Trademark Office. We also register certain trademarks, tradenames and service marks in countries outside of the United States. All other trademarks, tradenames and service marks included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus, are the property of their respective owners.

RISK FACTORS

          Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•	our expectations regarding our future operating results or financial performance;

•	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•	the timing and success of our regulatory submissions;

•	our ability to commercialize and achieve market acceptance of new products that we may develop;

•	our ability to successfully acquire and integrate other businesses into our operations;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

•	our estimates regarding the sufficiency of our cash resources.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. Risk factors that could cause actual results to differ from those contained in the forward-looking statements include but are not limited to: our limited operating history; our history of losses; our future capital needs; the rapidly changing technologies and market demands; the failure of our products to achieve broad acceptance; our failure to successfully compete; our dependence on a single product; our failure to comply with government regulation; the loss of a key member of our management team; our failure to protect our intellectual property; our exposure to intellectual property and product liability claims; changes in government policies and other risks, uncertainties and other important factors that we discuss in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

          Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

THE SECURITIES WE MAY OFFER

          We may offer shares of our common stock and preferred stock, and/or various series of warrants to purchase any of such securities, either individually or in units, with a total value of up to $15,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important United States federal income tax considerations.

          The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

          We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

          Common Stock. We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

          Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our articles of incorporation, our board of directors has the authority, without further action by shareholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

          If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereon, in the certificate of determination relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of determination that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of determination that contains the terms of the applicable series of preferred stock.

          Warrants. We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.

          We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

          Units. We may issue, in one or more series, units consisting of common stock, preferred stock and/or warrants for the purchase of common stock and/or preferred stock in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

          We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

RATIO OF EARNINGS TO FIXED CHARGES

          The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

          For each of the years ended July 31, 2004 to 2008 and the six months ended January 31, 2009, our earnings were insufficient to cover fixed charges. Because of the deficiency, ratio information is not applicable. Accordingly, the following table sets forth the deficiency of earnings from continuing operations available to cover fixed charges for each of the periods presented. Amounts shown are in thousands.

	Six Months Ended January 31, 2009
		Year Ended July 31,

		2008	2007	2006	2005	2004

Deficiency of earnings from continuing operations available to cover fixed charges	$3,833	$6,549	$4,661	$3,690	$3,131	$3,147

          For purposes of computing the deficiency of earnings from continuing operations available to cover fixed charges, fixed charges consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense. Earnings consist of net losses from continuing operations before income taxes plus fixed charges.

          For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the information presented above.

USE OF PROCEEDS

          Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for sales and marketing initiatives as well as for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

          Our authorized capital stock consists of 50,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value. As of April 10, 2009, there were:

•	30,809,325 shares of common stock outstanding; and

•	no shares of preferred stock outstanding.

          The following summary description of our capital stock is based on the provisions of our articles of incorporation and bylaws and the applicable provisions of the California Corporations Code. This information is qualified entirely by reference to the applicable provisions of our articles of incorporation, bylaws and the California Corporations Code. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

COMMON STOCK

          The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Our shareholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

PREFERRED STOCK

          Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or NASDAQ rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

          We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of determination relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of determination that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

          Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

STOCK OPTIONS AND WARRANTS

          As of April 10, 2009, there were 19,190,675 shares of common stock reserved for issuance under our equity compensation plans or upon exercise of outstanding warrants. Of this number, 6,069,664 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our stock option plans, 12,533,858 shares were reserved for issuance upon exercise of options that may be granted in the future under our stock option plans, and 587,153 shares were reserved for issuance upon exercise of outstanding warrants.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

          Certain provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving us that is not approved by our Board of Directors, even if such events may be beneficial to the interests of shareholders. For example, our Board, without shareholder approval, has the authority and power to issue all authorized and unissued shares of common stock and preferred stock which have not otherwise been reserved for issuance on such terms as the Board determines. The Board could also issue 5,000,000 shares of preferred stock. The issuance of preferred stock may:

•	delay, defer or prevent a change in control;

•	discourage bids for the common stock at a premium over the market price of our common stock;

•	adversely affect the voting and other rights of the holders of our common stock; and

•

discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

          Special Meeting Requirements. Our bylaws provide that special meetings of shareholders may be called at the request of our board of directors or by one or more shareholders holding shares in the aggregate entitled to cast not less than five percent (5%) of the votes at that meeting.

          Indemnification. Our articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

          These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 350 Indiana Street, Suite 800, Golden, Colorado 90401, and its telephone number is (303) 262-0600. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF WARRANTS

          We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

          We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

          We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

          Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

EXERCISE OF WARRANTS

          Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

          Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

          Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

GOVERNING LAW

          Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF WARRANTS

          Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

          We may issue, in one more series, units consisting of common stock, preferred stock and/or warrants for the purchase of common stock and/or preferred stock in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

          We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

GENERAL

          Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

          We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

          The provisions described in this section, as well as those described under “Description of Capital Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

ISSUANCE IN SERIES

          We may issue units in such amounts and in such numerous distinct series as we determine.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF UNITS

          Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

TITLE

          We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

LEGAL OWNERSHIP OF SECURITIES

          We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS

          We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

          Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

          As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

STREET NAME HOLDERS

          We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

          For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

LEGAL HOLDERS

          Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

          For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

          If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

GLOBAL SECURITIES

          A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

          Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

          A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

          If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

          The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

          If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

          There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

          In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

          Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

          The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

          We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

          A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

          Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

          If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

          We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

          We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

          We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

          All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

          Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

          Any underwriters that are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the common stock on the NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

          In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

          The validity of the securities being offered by this prospectus will be passed upon by Morrison & Foerster LLP, San Diego, California.

EXPERTS

          Mayer Hoffman McCann P.C., independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended July 31, 2008, and the effectiveness of our internal control over financial reporting as of July 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Pure Bioscience. The SEC’s Internet site can be found at www.sec.gov.

          The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-14468):

•	our annual report on Form 10-K for the fiscal year ended July 31, 2008, filed with the SEC on October 14, 2008;

•	our current report on Form 8-K, filed with the SEC on November 26, 2008;

•

the information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended July 31, 2008 from our definitive proxy statement on Schedule 14A, filed with the SEC on November 26, 2008;

•	our quarterly report on Form 10-Q for the quarter ended October 31, 2008, filed with the SEC on December 10, 2008;

•	our current report on Form 8-K, filed with the SEC on February 10, 2009;

•	our current report on Form 8-K, filed with the SEC on February 20, 2009;

•	our current report on Form 8-K, filed with the SEC on March 9, 2009;

•	our quarterly report on Form 10-Q for the quarter ended January 31, 2009, filed with the SEC on March 12, 2009; and

•

the description of our common stock and our preferred stock contained in our Registration Statement on Form 8-A filed on March 31, 2008, including any amendment or report filed for the purpose of updating such description.

          Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

          We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

          We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Pure Bioscience, Attention: Investor Relations, 1725 Gillespie Way, El Cajon, California, 92020, telephone (619) 596-8600.